UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2007

COMMUNITY BANCORP

(Exact name of registrant as specified in its charter)

Nevada	000-51044	01-0668846
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 South 4th Street, Suite 215, Las Vegas, Nevada		89101
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 878-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events.

On July 25, 2007 Community Bancorp (the “Company”) (NASDAQ:CBON) announced that its board of directors authorized a stock buyback program to repurchase up to an aggregate of 5% of its issued and outstanding common shares as of June 30, 2007 in the open market effective immediately for a period of twelve months. At current calculations, this repurchase plan would authorize the buyback of approximately 521,000 shares valued at approximately $12.6 million.

Management’s discretion will determine the timing of the stock repurchase transactions and the number of shares repurchased. Consideration will be given to factors including market price of the stock, growth expectations, general economic conditions, established and special trading blackout periods, and other investment opportunities. The repurchase program is intended to be structured to conform to the safe harbor provisions of Securities and Exchange Commission Rule 10b-18.

A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are included with this Report:

Exhibit Number	Description

99.1	Press release dated July 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANCORP (Registrant)

Date: July 26, 2007	/s/ Edward M. Jamison
Edward M. Jamison President, Chief Executive Officer and Chairman of the Board